EXHIBIT 99.1

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION REPORTS FINANCIAL RESULTS FOR SECOND QUARTER FISCAL 2020

MINNEAPOLIS, April 07, 2020 (GLOBE NEWSWIRE) -- Northern Technologies International Corporation (NASDAQ: NTIC), a leading developer of corrosion inhibiting products and services, as well as bio-based and biodegradable polymer resin compounds, today reported its financial results for the second quarter of fiscal 2020.

Second quarter fiscal 2020 highlights include (with growth rates compared to second quarter fiscal 2019):

  Consolidated net sales decreased 0.6% to $13,234,000
  ZERUST® industrial product net sales decreased 1.0% to $9,016,000
  ZERUST® oil and gas net sales increased 198.6% to $1,067,000
  NTIC China product net sales increased 0.6% to $3,024,000
  Natur-Tec® product net sales increased 0.3% to $4,218,000
  Joint venture operating income decreased 17.0% to $2,617,000
  Net income attributable to NTIC decreased 87.2% to $180,000
  Net income per diluted share attributable to NTIC decreased 86.7% to $0.02
  Cash provided by operating activities increased $5,775,000 over the past three months to $4,208,000
  Consolidated balance sheet at February 29, 2020 was strong with no debt, total cash and cash equivalents of $5,626,000 and available for sale securities of $6,512,000

“As the COVID-19 pandemic began impacting global supply chains this past February, demand for ZERUST® industrial products slowed substantially in North America, as well as at NTIC China.  Sales across our joint venture network also weakened, causing a 12.5% decline in joint venture sales for second quarter, along with a 17.0% decrease in joint venture operating income compared to the prior fiscal year second quarter.  Demand for Natur-Tec’s compostable bioplastics, however, remained comparable to the prior fiscal year quarter.  ZERUST® oil and gas sales increased significantly during the second quarter, as the result of several customers having delayed product shipments from our first quarter.” said G. Patrick Lynch, President and Chief Executive Officer of NTIC. “Aside from this, NTIC currently continues to receive and deliver customer orders, even with almost all of our employees currently working from home, since we’re considered to be in the ‘Critical Sector’ with respect to state and local governmental ‘Stay at Home’ orders issued due to the ongoing COVID-19 pandemic.”

“With many of our global customers currently running at a fraction of their regular capacity or locked down altogether, we anticipate sales for our third quarter to be down significantly. Consequently, we are withdrawing and suspending specific full-year fiscal 2020 guidance at this time.”

“It is our intent to continue providing uninterrupted order fulfillment, while also safeguarding and supporting both our employees and our customers.  Overall, we are entering this period of uncertainty from a position of strength.  During the second quarter, we experienced a significant increase in cash provided by operating activities, primarily due to the timing of dividend payments from our joint ventures, which further bolstered our balance sheet.  We believe that our asset-light and highly profitable business model, combined with our experienced leadership team, and excellent capital structure will help NTIC successfully navigate the current crisis.  Additionally, NTIC is evaluating the availability of government support from the various stimulus packages that have been put in place in the past weeks,” concluded Mr. Lynch.

NTIC’s consolidated net sales decreased 0.6% to $13,234,000 during the three months ended February 29, 2020, compared to $13,315,000 for the three months ended February 28, 2019.  This slight decrease was a result of lower ZERUST® industrial sales and ZERUST® sales to its joint ventures, partially offset by higher ZERUST® oil and gas sales and Natur-Tec® sales.  For the first half of fiscal 2020, consolidated net sales increased 1.7% to $27,865,000, compared to $27,410,000 for the same period last fiscal year.

The following table sets forth NTIC’s net sales by product category for the three and six months ended February 29, 2020, and February 28, 2019, by segment:

	Three Months Ended
	February 29, 2020	% of Net Sales	February 28, 2019	% of Net Sales	% Change
ZERUST® industrial net sales	$7,703,575	58.2%	$8,042,154	60.4%	(4.2)%
ZERUST® joint venture net sales	245,629	1.9%	708,954	5.3%	(65.4)%
ZERUST® oil & gas net sales	1,067,018	8.0%	357,287	2.7%	198.6%
Total ZERUST® net sales	$9,016,222	68.1%	$9,108,395	68.4%	(1.0)%
Total Natur-Tec® sales	4,217,561	31.9%	4,207,009	31.6%	0.3%
Total net sales	$13,233,783	100.0%	$13,315,404	100.0%	(0.6%)

	Six Months Ended
	February 29, 2020	% of Net Sales	February 28, 2019	% of Net Sales	% Change
ZERUST® industrial net sales	$16,546,627	59.4%	$16,637,968	60.7%	(0.6)%
ZERUST® joint venture net sales	831,245	3.0%	1,192,141	4.4%	(30.3)%
ZERUST® oil & gas net sales	1,587,862	5.7%	1,343,460	4.9%	18.2%
Total ZERUST® net sales	$18,965,734	68.1%	$19,173,569	70.0%	(1.1)%
Total Natur-Tec® sales	8,899,449	31.9%	8,235,887	30.0%	8.1%
Total net sales	$27,865,183	100.0%	$27,409,546	100.0%	1.7%

NTIC’s joint venture operating income was $2,617,000 during the three months ended February 29, 2020, compared to joint venture operating income of $3,152,000 during the three months ended February 28, 2019.  This $535,000 decrease was attributable to a decline in total net sales of the joint ventures as fees for services provided to joint ventures are primarily a function of the net sales of NTIC’s joint ventures, which were $24,289,000 during the three months ended February 29, 2020, compared to $27,750,000 for the three months ended February 28, 2019.  Year-to-date, NTIC’s joint venture operating income was $5,269,000, compared to joint venture operating income of $6,585,000 during the six months ended February 28, 2019.  Net sales of NTIC’s joint ventures were $49,750,000 during the six months ended February 29, 2020, compared to $58,230,000 for the six months ended February 28, 2019.

Operating expenses, as a percent of net sales, for the second quarter of fiscal 2020 were 48.8%, compared to 40.5% for the same period last fiscal year.  This increase was primarily a result of higher general and administrative expenses.  Year-to-date, operating expenses, as a percent of net sales, were 44.4%, compared to 42.2% for the same period last fiscal year.

Net income attributable to NTIC for the second quarter of fiscal 2020 decreased to $180,000, or $0.02 per diluted share, from $1,402,000, or $0.15 per diluted share, for the same period last fiscal year.  Net income attributable to NTIC for the first half of fiscal 2020 decreased to $1,392,000, or $0.15 per diluted share, from $2,898,000, or $0.31 per diluted share, for the same period last fiscal year.

NTIC’s consolidated balance sheet remains strong, with no debt, and working capital of $29,431,000 at February 29, 2020, including $5,626,000 in cash and cash equivalents and $6,512,000 in available for sale securities, compared to $25,461,000 at August 31, 2019, including $5,857,000 in cash and cash equivalents and $3,565,000 in available for sale securities.

At February 29, 2020, the company had $21,297,000 of investments in joint ventures, of which over $10,400,000, or 48.7%, was cash, with the remaining balance mostly made up of other working capital.

Outlook

As a result of the evolving COVID-19 pandemic, NTIC does not have the ability to predict the level of impact on its business and financial results for the remainder of the fiscal year ending August 31, 2020 and therefore is withdrawing and suspending its full fiscal year sales, net income, and earnings per share guidance.

Conference Call and Webcast

NTIC will host a conference call today at 8:00 a.m. Central Time to review its results of operations for the second quarter of fiscal 2020 and its outlook, followed by a question and answer session.  The conference call will be available to interested parties through a live audio webcast available through NTIC’s website at www.ntic.com or https://ntic.gcs-web.com/events-presentations where the webcast will be archived and accessible for at least 12 months.  The dial-in number for the conference call is (877) 670-9776 and the confirmation code is 8668829.

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and services in over 60 countries either directly or via a network of subsidiaries, joint ventures, independent distributors and agents.  NTIC’s primary business is corrosion prevention marketed primarily under the ZERUST® brand. NTIC has been selling its proprietary ZERUST® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets for over 40 years and in recent years has targeted and expanded into the oil and gas industry. NTIC offers worldwide on-site technical consulting for rust and corrosion prevention issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. NTIC also markets and sells a portfolio of bio-based and biodegradable polymer resins and finished products marketed under the Natur-Tec® brand.

Forward-Looking Statements

Statements contained in this release that are not historical information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include NTIC’s belief that third quarter sales will decrease due to the COVID-19 pandemic, NTIC’s ability to continue to provide uninterrupted order fulfillment, while also safeguarding and supporting both its employees and customers NTIC’s belief that it will successfully navigate the current crisis; and other statements that can be identified by words such as “believes,” “continues,” “expects,” “anticipates,” “intends,” “potential,” “outlook,” “will,” “may,” “would,” “should,” “guidance” or words of similar meaning, the use of future dates and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the effects of the COVID-19 pandemic on NTIC’s business and operating results; the ability of NTIC to continue to pay dividends; the effect of economic uncertainty and trade disputes; NTIC’s dependence on the success of its joint ventures and fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; NTIC’s dependence on its joint venture in Germany in particular due to its significance and the effect of a termination of this or its other joint ventures on NTIC’s business and operating results; the ability of NTIC China to achieve significant sales; costs and expenses incurred by NTIC in connection with its ongoing litigation against its former Chinese joint venture partner; the effect of the United Kingdom’s proposed exit from the European Union, economic slowdown and political unrest; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates and tariffs, including in particular the Euro compared to the U.S. dollar; the health of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; timing of NTIC’s receipt of purchase orders under supply contracts; variability in sales to customers in the oil and gas industry and the effect on NTIC’s quarterly financial results; increased competition; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including the new tax reform law, which could result in a write-down of our deferred tax assets, and rules relating to environmental, health and safety matters; pending and potential litigation; and NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the fiscal year ended August 31, 2019 and subsequent quarterly report on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS AS OF FEBRUARY 29, 2020 (UNAUDITED)
AND AUGUST 31, 2019 (AUDITED)

	February 29, 2020	August 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,626,410	$5,856,758
Available for sale securities	6,512,166	3,565,258
Receivables:
Trade excluding joint ventures, less allowance for doubtful accounts
of $65,000 at February 29, 2020 and August 31, 2019	9,810,545	9,779,518
Trade joint ventures	539,175	824,473
Fees for services provided to joint ventures	1,195,219	1,268,000
Income taxes	56,819	457,018
Inventories	11,424,384	10,488,728
Prepaid expenses	949,893	1,062,609
Total current assets	36,114,611	33,302,362

PROPERTY AND EQUIPMENT, NET	7,227,524	7,358,159

OTHER ASSETS:
Investments in joint ventures	21,297,202	24,207,339
Deferred income taxes	1,694,499	1,634,258
Patents and trademarks, net	930,132	1,008,969
Operating lease right of use asset	520,601	—
Total other assets	24,442,434	26,850,566
Total assets	$67,784,569	$67,511,087

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,373,988	$4,505,531
Income taxes payable	3,169	6,759
Accrued liabilities:
Payroll and related benefits	1,259,122	1,857,971
Other	835,823	1,471,532
Current portion of operating lease	211,495	—
Total current liabilities	6,683,597	7,841,793
LONG-TERM LIABILITIES:
Operating lease, less current portion	309,106	—
Total long-term liabilities	309,106	—

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, no par value; authorized 10,000 shares; none issued and outstanding	—	—
Common stock, $0.02 par value per share; authorized 15,000,000 shares as of
February 29, 2020 and August 31, 2019; issued and outstanding 9,097,236 and 9,086,816, respectively	181,945	181,736
Additional paid-in capital	16,707,207	16,013,338
Retained earnings	45,202,903	44,992,719
Accumulated other comprehensive loss	(4,602,349)	(4,593,178)
Stockholders’ equity	57,489,706	56,594,615
Non-controlling interests	3,302,160	3,074,679
Total equity	60,791,866	59,669,294
Total liabilities and equity	$67,784,569	$67,511,087

*Share and per share data have been adjusted for all periods presented to reflect the two-for-one stock split effective June 28, 2019.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED FEBRUARY 29, 2020 AND FEBRUARY 28, 2019

	Three Months Ended		Six Months Ended
	February 29, 2020	February 28, 2019	February 29, 2020	February 28, 2019
NET SALES:
Net sales, excluding joint ventures	$12,988,153	$12,606,449	$27,033,937	$26,217,314
Net sales, to joint ventures	245,630	708,955	831,246	1,192,142
Total net sales	13,233,783	13,315,404	27,865,183	27,409,456

Cost of goods sold	8,687,301	9,284,099	18,492,385	18,745,236
Gross profit	4,546,482	4,031,305	9,372,798	8,664,220

JOINT VENTURE OPERATIONS:
Equity in income from joint ventures	1,360,804	1,715,216	2,654,794	3,719,378
Fees for services provided to joint ventures	1,256,213	1,436,774	2,614,538	2,865,209
Total joint venture operations	2,617,017	3,151,990	5,269,332	6,584,587

OPERATING EXPENSES:
Selling expenses	3,110,240	2,505,081	5,997,532	5,316,175
General and administrative expenses	2,345,113	1,963,537	4,394,800	4,459,334
Research and development expenses	1,006,395	927,537	1,968,036	1,799,694
Total operating expenses	6,461,748	5,396,155	12,360,368	11,575,203

OPERATING INCOME	701,751	1,787,140	2,281,762	3,673,604

INTEREST INCOME	55,042	15,122	104,080	27,909
INTEREST EXPENSE	(9,377)	(3,835)	(14,821)	(6,192)

INCOME BEFORE INCOME TAX EXPENSE	747,416	1,798,427	2,371,021	3,695,321

INCOME TAX EXPENSE	463,594	246,371	727,660	502,074

NET INCOME	283,822	1,552,056	1,643,361	3,193,247

NET INCOME ATTRIBUTABLE TO NON-
CONTROLLING INTERESTS	103,988	150,488	250,977	294,620

NET INCOME ATTRIBUTABLE TO NTIC	$179,834	$1,401,568	$1,392,384	$2,898,627

NET INCOME ATTRIBUTABLE TO NTIC PER COMMON SHARE:
Basic	$0.02	$0.16	$0.15	$0.32
Diluted	$0.02	$0.15	$0.15	$0.31

WEIGHTED AVERAGE COMMON SHARES
ASSUMED OUTSTANDING:
Basic	9,097,236	9,084,354	9,095,604	9,084,350
Diluted	9,461,727	9,447,860	9,383,867	9,463,216
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.065	$0.06	$0.13	$0.12

*Share and per share data have been adjusted for all periods presented to reflect the two-for-one stock split effective June 28, 2019.

Investor and Media Contacts:
Matthew Wolsfeld, CFO
NTIC
(763) 225-6600